Exhibit 99.(b)

AMENDED AND RESTATED BYLAWS

of

American Beacon Select Funds

A Massachusetts Business Trust

Effective as of March 6, 2019

INTRODUCTION

A. AGREEMENT AND DECLARATION OF TRUST. These Amended and Restated Bylaws shall be subject to the Amended and Restated Declaration of Trust, as amended from time to time, in effect (the “Declaration of Trust”), of American Beacon Select Funds, a Massachusetts business trust (the “Trust”). In the event of any inconsistency between the terms hereof and the terms of the Declaration of Trust, the terms of the Declaration of Trust shall control.

B. DEFINITIONS. Capitalized terms used herein and not herein defined are used as defined in the Declaration of Trust.

ARTICLE I
OFFICES

Section 1. PRINCIPAL OFFICES. The Trustees shall fix and, from time to time, may change the location of the principal executive office of the Trust at any place within or outside the Commonwealth of Massachusetts.

Section 2. MASSACHUSETTS REGISTERED AGENT. The Trustees shall appoint and, from time to time, may change, the registered agent for service of process in the Commonwealth of Massachusetts.

Section 3. OTHER OFFICES. The Board of Trustees (the “Board”) may at any time establish branch or subordinate offices at any place or places where the Trust intends to do business.

ARTICLE II
MEETINGS OF SHAREHOLDERS

Section 1. Meetings. No annual meetings of the Shareholders (or any Class or Series) need be held unless required by law. Special meetings of the Shareholders (or any Class or Series) may be called at any time, and shall be called by the President or the Secretary whenever (i) determined by the Trustees or (ii) requested, for the purpose of removing one or more Trustees from office, in writing by the holders of at least 10% of the outstanding Shares entitled to vote. Except as required by federal law, including the Investment Company Act of 1940, as amended (“1940 Act”), Shareholders shall not otherwise be entitled to call, or to have the President or Secretary call, special meetings of the Shareholders. To the extent required by federal law, including the 1940 Act, special meetings of the Shareholders shall be called by the Secretary upon the written request of the holder or holders of twenty-five percent (25%) or more of the total number of the then issued and outstanding Shares of the Trust entitled to vote at such meeting. Any such request shall include proof of the requesting Shareholders’ ownership of Shares at the time of the request and state the purposes of the proposed meeting by way of a “Shareholder notice” or “Shareholder proposal”

as discussed in Section 7 of this Article II. Prior to the Trust preparing and mailing any notice for a Shareholder meeting, the Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing such notice, which the Secretary shall determine and specify to such Shareholders. The President, Secretary or other officer may fix in their discretion a date for the special meeting, which need not be the same date as that requested by the Shareholders.

Section 2. PLACE OF MEETINGS. Meetings of Shareholders shall be held at any place within or outside the Commonwealth of Massachusetts designated by the Board. In the absence of any such designation by the Board, Shareholders' meetings shall be held at the principal executive office of the Trust. For purposes of these Bylaws, the term “Shareholder” shall mean a record owner of Shares of the Trust.

Section 3. CALL OF MEETING. Meetings of the Shareholders shall be called as provided in Section 1 of this Article II.

Section 4. ORGANIZATION OF MEETING. The Board shall be entitled to make such rules and regulations for the conduct of meetings of the Shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board, if any, the Chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chair, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing: an agenda or order of business for the meeting; rules and procedures for maintaining order at the meeting and the safety of those present; limitations on participation in such meeting to Shareholders of the Trust and their duly authorized and constituted proxies, and such other persons as the Chair shall permit; restrictions on entry to the meeting after the time fixed for the commencement thereof; limitations on the time allotted to questions or comments by participants; and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot, unless and to the extent the Board or the Chair of the meeting determines that meetings of the Shareholders shall not be required to be held in accordance with the rules of parliamentary procedure. The Chair of the meeting shall have the authority to adjourn meetings of the Shareholders as discussed in Section 8 of this Article II.

Section 5. NOTICE OF SHAREHOLDERS' MEETING. All notices of meetings of Shareholders shall be sent or otherwise given in accordance with Section 6 of this Article II not less than fifteen (15) days before the date of the meeting. The notice shall specify (i) the place, date and hour of the meeting; and (ii) the purpose of such meeting and/or the matters to be acted upon. The notice of any meeting at which Trustees are to be elected also shall include the name of any nominee or nominees who at the time of the notice are intended to be presented for election. Except with respect to adjournments as provided herein, no business shall be transacted at such meeting other than that specified in the notice. If the meeting is a meeting of the Shareholders of one or more Series or Classes of shares, but not a meeting of all Shareholders of the Trust, then only the Shareholders of such one or more Series or Classes of shares shall be entitled to notice of and to vote at such meeting.

Section 6. MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any meeting of Shareholders shall be given to each Shareholder entitled to vote at such meeting either personally or by first-class mail, courier, telegraphic, facsimile or electronic mail, or other written communication, charges prepaid, addressed to the Shareholder at the address of that Shareholder (or facsimile number or electronic mail address as the case may be) appearing on the books of the Trust or its transfer agent or given by the Shareholder to the Trust for the purpose of notice. If no such address appears on the Trust's books or is given, notice shall be deemed to have been given if sent to that Shareholder by first-class mail, courier, telegraphic, facsimile or electronic mail, or other written communication to the Trust's principal executive office. Notice shall be deemed to have been given at the time when delivered personally, deposited in the mail or with a courier, or sent by telegram, facsimile, electronic mail or other means of written communication. Without limiting the manner by which notice otherwise may be given effectively to Shareholders, any notice to Shareholders given by the Fund shall be effective if given by a single notice to all Shareholders who share an address if delivered in accordance with applicable regulations promulgated by the Securities and Exchange Commission.

If any notice addressed to a Shareholder at the address of that Shareholder appearing on the books of the Trust is returned to the Trust marked to indicate that the notice to the Shareholder cannot be delivered at that address, all future notices or reports shall be deemed to have been duly given without further mailing, or substantial equivalent thereof, if such notices shall be available to the Shareholder on written demand of the Shareholder at the principal executive office of the Trust for a period of one year from the date of the giving of the notice.

An affidavit of the mailing or other means of giving any notice of any Shareholders' meeting shall be executed by the Secretary, Assistant Secretary, transfer agent, or solicitation agent of the Trust giving the notice and shall be filed and maintained in the records of the Trust. Such affidavit shall, in the absence of fraud, be prima facie evidence of the facts stated therein. In the absence of fraud, any irregularities in the notice of any meeting or the nonreceipt of any such notice by any of the Shareholders shall not invalidate any action otherwise properly taken at such meeting.

Section 7. REQUIREMENTS FOR SHAREHOLDER NOMINATIONS AND PROPOSALS.

A Shareholder’s notice to be proper must set forth:

(i) as to each person whom the Shareholder proposes to nominate for election or reelection as a Trustee:

(A) the name, age, business address and residence address of such person;

(B) the Series, Class(es) and number of Shares of the Trust that are beneficially owned or owned of record by such person;

(C) the date such Shares were acquired and the investment intent of such acquisition; and

(D) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of Trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected).

(ii) as to any other business that the Shareholder proposes to bring before the meeting:

(A) a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of such Shareholder (including any anticipated benefit to the Shareholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made;

(iii) as to the Shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made:

(A) the name and address of such Shareholder, as they appear on the Trust’s stock ledger and the current name and address, if different, and of such beneficial owner;

(B) the Series, Class(es) and number of Shares of the Trust which are owned beneficially and of record by such Shareholder and such beneficial owner or nominee holder; and

(C) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk of share price changes for, or to increase the voting power of, such Shareholder or beneficial owner with respect to any share of the Trust (collectively “Hedging Activities”), and the extent to which such Shareholder or such beneficial owner, if any, has engaged in Hedging Activities with respect to shares or other equity interests of any other trust or company;

(iv) as to the Shareholder giving the notice and any beneficial owner covered by clauses (i) or (ii) of this paragraph, the name and address of such Shareholder, as they appear on the Trust’s share ledger and current name and address, if different, of such beneficial owner; and

(v) to the extent known by the Shareholder giving the notice, the name and address of any other Shareholder supporting the nominee for election or reelection as a Trustee or the proposal of other business on the date of such Shareholder’s notice.

Section 8. ADJOURNED MEETING; NOTICE. Any Shareholders' meeting, whether or not a quorum is present, may be adjourned from time to time (and at any time during the course of the meeting) by a majority of the votes cast by those Shareholders present in person or by proxy, or by the Chair of the meeting without any such vote. Any adjournment may be with respect to one or more proposals, but not necessarily all proposals, to be voted or acted upon at such meeting and any adjournment will not delay or otherwise affect the effectiveness and validity of a vote or other action taken at a Shareholders' meeting prior to adjournment. When a Shareholders’ meeting is adjourned to another time or place, notice need not be given of the adjourned meeting at which the adjournment is taken if the adjourned session or sessions are held within a reasonable time after the date set for the original meeting, unless a new record date of the adjourned meeting is fixed, in which case the Board shall set a new record date. If notice of any such adjourned meeting is required pursuant to the preceding sentence, it shall be given to each Shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 5 and 6 of this Article II. At any adjourned meeting, the Trust may transact any business that might have been transacted at the original meeting.

Section 9. VOTING. The Shareholders entitled to vote at any meeting of Shareholders shall be determined in accordance with the provisions of the Declaration of Trust and these Bylaws, as in effect at such time. Except as otherwise provided herein, any matter required to be submitted to Shareholders and affecting one or more Classes or Series of Shares shall require approval by the required vote of all the affected Classes and Series of Shares voting together as a single Class; provided, however, that as to any matter with respect to which a separate vote of any Class or Series of Shares is required by the 1940 Act or the Declaration of Trust, such requirement as to a separate vote by that Class or Series of Shares shall apply in addition to a vote of all the affected Classes and Series voting together as a single Class. Shareholders of a particular Class or Series of Shares shall not be entitled to vote on any matter that affects only one or more other Classes or Series of Shares. There shall be no cumulative voting in the election or removal of Trustees.

The Shareholders' vote may be by voice vote or by ballot; provided, however, that the Shareholders’ vote shall be by ballot whenever requested by any person entitled to vote. Any Shareholder may vote part of the Shares in favor of the proposal and refrain from voting the remaining Shares or vote them against the proposal, but if the Shareholder fails to specify the number of Shares which the Shareholder is voting affirmatively, it will be conclusively presumed that the Shareholder's approving vote is with respect to the total Shares that the Shareholder is entitled to vote on such proposal.

Abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at a Shareholders' meeting. Abstentions and broker non-votes will be treated as votes present at a Shareholders’ meeting, but will not be treated as votes cast. Abstentions and broker non-votes, therefore, will have no effect on proposals which require a plurality or majority of votes cast for approval, but will have the same effect as a vote “against” on proposals requiring a majority or other specified percentage of outstanding voting securities for approval.

Section 10. QUORUM. Except as may otherwise be required by the 1940 Act, other applicable law, the Declaration of Trust or these Bylaws, holders of at least thirty-three and one-third percent (33 1/3%) of the Shares outstanding and entitled to vote present in person or represented by proxy at a Shareholders’ meeting shall constitute a quorum at such meeting. When a separate vote by one or more Series or Classes is required, holders of at least thirty-three and one-third percent (33 1/3%) of the outstanding Shares of each such Series or Class entitled to vote present in person or represented by proxy at a Shareholders’ meeting shall constitute a quorum of such Series or Class, except as may otherwise be required by the 1940 Act, other applicable law, the Declaration of Trust or these Bylaws.

If a quorum, as above defined, shall not be present for the purpose of any vote that may properly come before any meeting of Shareholders at the time and place of any meeting, the Shareholders present in person or by proxy and entitled to vote at such meeting on such matter holding a majority of the Shares present and entitled to vote on such matter may by vote adjourn the meeting from time to time to be held at the same place without further notice than by announcement to be given at the meeting (if held within a reasonable time after the date set for the original meeting, unless a new record date of the adjourned meeting is fixed) until a quorum, as above defined, entitled to vote on such matter, shall be present, if not otherwise adjourned by the Chair of the meeting, whereupon any such matter may be voted upon at the meeting as though held when originally convened. A Shareholder represented for any purpose at a meeting is deemed present for quorum purposes for the remainder of any meeting and for any adjournment of the meeting, unless: (i) the Shareholder attends the meeting solely to object to lack of notice or defective notice in accordance with Section 11 of this Article II, or to object to the conduct of the meeting on other grounds, and does not vote their shares or otherwise consent that they are to be deemed present; or (ii) in the case of an adjourned meeting, a new record date is or shall be set for that adjourned meeting.

Section 11. WAIVER OF NOTICE BY CONSENT OF ABSENT SHAREHOLDERS. The transactions of a meeting of Shareholders, however called and noticed and wherever held, shall be valid as though transacted at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy. Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting with respect to that person, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that such attendance is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting. Whenever notice of a meeting is required to be given to a Shareholder under the Declaration of Trust or these Bylaws, a written waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

Section 12. PROXIES. Every Shareholder entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the Shareholder and filed with the Secretary of the Trust; provided, that an alternative to the execution of a written proxy may be permitted as provided in the second paragraph of this Section 12. A proxy shall be deemed signed if the Shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Shareholder or the Shareholder's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the Shareholder executing it by a written notice delivered to the Trust prior to the exercise of the proxy or by the Shareholder’s execution of a subsequent proxy or attendance and vote in person at the meeting; or (ii) written notice of the death or incapacity of the Shareholder is received by the Trust before the proxy’s vote is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Massachusetts law.

With respect to any Shareholders’ meeting, the Board may act to permit the Trust to accept proxies by any electronic, telephonic, computerized, telecommunications or other reasonable alternative to the execution of a written instrument authorizing the proxy to act, provided the Shareholder's authorization is received within eleven (11) months before the meeting. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest with the challenger. At all meetings of Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance of rejection of votes shall be decided by the Chair of the meeting. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting.

Section 13. INSPECTORS OF ELECTION. Before any meeting of Shareholders, the Board may appoint any person other than nominees for office to act as inspector of election at the meeting or its adjournment. If no inspector of election is so appointed, the Chair of the meeting may, and on the request of any Shareholder or a Shareholder’s proxy shall, appoint an inspector of election at the meeting. If any person appointed as inspector fails to appear or fails or refuses to act, the Chair of the meeting may, and on the request of any Shareholder or a Shareholder’s proxy shall, appoint a person to fill the vacancy.

The inspector shall:

(i) determine the number of Shares outstanding and the voting power of each, the Shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

(ii) receive votes, ballots or consents;

(iii) hear and determine all challenges and questions in any way arising in connection with the right to vote;

(iv) count and tabulate all votes or consents;

(v) determine when the polls shall close;

(vi) determine the result of voting or consents; and

(vii) do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.

ARTICLE III
TRUSTEES

Section 1. TRUSTEES AND VACANCIES. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility, so far as such powers are not inconsistent with the laws of the Commonwealth of Massachusetts, the Declaration of Trust, or these Bylaws.

Vacancies in the Board may be filled by a majority of the remaining Trustees, though less than a quorum, or by a sole remaining Trustee, unless the Board calls a meeting of Shareholders for the purpose of filling such vacancies. In the event that all Trustee offices become vacant, an authorized officer of the Investment Adviser shall serve as the sole remaining Trustee effective upon the vacancy in the office of the last Trustee, subject to the provisions of the 1940 Act. In such case, the Investment Adviser, as the sole remaining Trustee, shall, as soon as practicable, fill all of the vacancies on the Board; provided, however, that the percentage of Trustees who are not Interested Persons of the Trust shall be no less than that permitted by the 1940 Act. Thereupon, the Investment Adviser shall resign as Trustee and a meeting of the Shareholders shall be called, as required by the 1940 Act, for the election of Trustees.

Section 2. MEETINGS; PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Meetings of the Trustees other than regular or stated meetings shall be held whenever called orally or in writing by the Chair or by any two other Trustees at the time being in office. Any or all of the Trustees may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

All meetings of the Board may be held at any place within or outside the Commonwealth of Massachusetts that has been designated from time to time by the Board. In the absence of such a designation, meetings shall be held at the principal executive office of the Trust. Subject to any applicable requirements of the 1940 Act, any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Trustees participating in the meeting can hear one another, and all such Trustees shall be deemed to be present in person at such meeting for purposes of Massachusetts law and, to the extent permitted, the 1940 Act.

Section 3. REGULAR MEETINGS. Regular meetings of the Board may be held without call at such time as shall from time to time be fixed by the Board. Such regular meetings may be held without notice.

Section 4. SPECIAL MEETINGS. Special meetings of the Board for any purpose or purposes may be called at any time by the Chair of the Board, two other Trustees, the President, any Vice President or the Secretary.

Notice of the time and place of special meetings shall be delivered personally or by telephone to each Trustee or sent by first-class mail, courier or telegram, charges prepaid, or by facsimile or electronic mail, addressed to each Trustee at that Trustee’s address as it is shown on the records of the Trust. In case the notice is mailed, it shall be deposited in the United States mail at least seven (7) days before the time of the holding of the meeting. In case the notice is delivered personally, by telephone, by courier, to the telegraph company, or by express mail, facsimile, electronic mail or similar service, it shall be delivered at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Trustee or to a person at the office of the Trustee who the person giving the notice has reason to believe will promptly communicate it to the Trustee. The notice need not specify the purpose of the meeting or the place if the meeting is to be held at the principal executive office of the Trust.

Section 5. SPECIAL ACTION. When all the Trustees shall be present at any meeting, however called or wherever held, or shall assent to the holding of the meeting without notice, or after the meeting shall sign a written assent thereto on the record of such meeting, the acts of such meeting shall be valid as if such meeting had been regularly held.

Section 6. ACTION WITHOUT A MEETING. Unless the 1940 Act requires that a particular action be taken only at a meeting at which the Trustees are present in person, any action to be taken by the Trustees at a meeting may be taken without such meeting by the written consent of all of the Trustees then in office; provided, that if a provision of the Declaration of Trust requires a different percentage of Trustees to take an action described in such provision, then such action may be taken without a meeting by the written consent of the percentage of Trustees specified in such provision. Any such written consent may be executed and given by telecopy or similar electronic means. Such written consents shall be filed with the minutes of the proceedings of the Trustees. Such consents shall be treated as a vote of the Trustees for all purposes.

Section 7. QUORUM. A majority of the Trustees shall constitute a quorum for the transaction of business, except to adjourn as provided in Sections 8 and 9 of this Article III. Every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, subject to the provisions of the Declaration of Trust.

Section 8. WAIVER OF NOTICE. Notice of any meeting need not be given to any Trustee who executes a written waiver of notice with respect to the meeting. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the records of the Trust or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Trustee who attends the meeting without protesting before or at its commencement about the lack of notice to that Trustee.

Section 9. ADJOURNMENT. A majority of the Trustees present, whether or not constituting a quorum, may adjourn any matter at any meeting to another time and place.

Section 10. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than seven (7) days, in which case notice of the time and place shall be given before the time of the recommencement of an adjourned meeting to the Trustees who were present at the time of the adjournment.

Section 11. FEES AND COMPENSATION OF TRUSTEES. Trustees and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board. This Section 11 shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.

Section 12. LITIGATION. The Trustees shall have full power and authority, in the name and on behalf of the Trust or any Series, to engage in and to prosecute, defend, compromise, settle, abandon, or adjust by arbitration or otherwise, any actions, suits, proceedings, disputes, claims and demands relating to the Trust or any Series or arising out of or relating to the Trustees’ service to the Trust or any Series, and out of the assets of the Trust or the related Series to pay or to satisfy any liabilities, losses, debts, claims or expenses (including without limitation attorneys’ fees) incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any committee thereof, to the maximum extent permitted by law, to dismiss or terminate any action, suit, proceeding, dispute, claim or demand, derivative or otherwise, brought by any party, including a Shareholder in its own name or in the name of the Trust or the related Series, whether or not the Trust or any Series or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust. To the maximum extent permitted by law, any exercise of the power described herein shall be final and binding on all parties (including Shareholders).

Section 13. NO IMPLIED DUTIES OR LIABILITIES. Except to the extent required by mandatory provisions of applicable law, including the 1940 Act, no Trustee or officer of the Trust shall owe any fiduciary duties to the Trust or any Series or to any Shareholder or any other person, and nothing in the Declaration of Trust shall be deemed to create any fiduciary duty or other legal duty or obligation (a) on the part of the Trustees or officers to the Trust, any Series or Classes, the Shareholders, or any other person; or (b) on the part of the Trust or any Series to the Shareholders or any other person except the Trustees. To the extent that, at law (statutory or common) or in equity, a Trustee or officer of the Trust has duties (including fiduciary duties) and liabilities relating thereto to the Trust or any Series or Class, to the Shareholders or to any other person, a Trustee acting under the Declaration of Trust shall not be liable to the Trust, to the Shareholders or to any other person for his or her good faith reliance on the provisions of the Declaration of Trust. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of the Declaration of Trust or these Bylaws, and subject to the provisions of Article XI of the Declaration of Trust, shall not be liable for any act or omission in accordance with such advice or for failing to follow such advice. The provisions of the Declaration of Trust, to the extent that they restrict the duties and liabilities of the Trustees or officers of the Trust otherwise existing at law (statutory or common) or in equity, shall apply to the Shareholders and all other persons affected by the Declaration of Trust to replace such other duties and liabilities of such Trustees.

Section 14. TRUSTEE’S GOOD FAITH ACTION, EXPERT ADVICE, NO BOND OR SURETY. The exercise in good faith by the Trustees of their powers and discretions under the Declaration of Trust or these Bylaws shall be binding upon everyone interested. The Trustees may rely in good faith upon advice of counsel or other experts with respect to the meaning and operation of the Declaration of Trust or these Bylaws and their duties as Trustees hereunder, and shall be under no liability for any act or omission in accordance with such advice; provided the Trustees shall be under no liability for failing to follow such advice. A Trustee shall be fully protected in relying in faith upon the records of the Trust and upon information, opinions, reports or statements presented by another Trustee or any officer, employee or other agent of the Trust, or by any other “Person” (which shall mean and include, for the purposes of this Section 14, individuals, corporations, limited liability companies, partnerships, trusts (common law or statutory), associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign) as to matters the Trustee reasonably believes are within such other Person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Trust or any Series or Class, or the value and amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay claims and obligations of the Trust or any Series or Class or to make reasonable provision to pay such claims and obligations, or any other facts pertinent to the existence and amount of assets from which distributions to Shareholders or creditors of the Trust might properly be paid. The appointment, designation or identification of a Trustee as Chair of the Trustees, a member or chair of a committee of the Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Trustee, or any other special appointment, designation or identification of a Trustee, shall not impose on that person any standard of care or liability that is greater than that imposed on that person as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof. In addition, no appointment, designation or identification of a Trustee as aforesaid shall affect in any way that Trustee’s rights or entitlement to indemnification or advancement of expenses. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

ARTICLE IV
COMMITTEES

Section 1. COMMITTEES OF TRUSTEES. The Board may, by resolution adopted by a majority of the authorized number of Trustees, designate one or more committees to serve at the pleasure of the Board. The Board may designate one or more Trustees or other persons as alternate members of any committee who may replace any absent member at any meeting of the committee. The Trustees shall determine the number of members of each committee and its powers and shall appoint its members and its chair. Each committee member shall serve at the pleasure of the Trustees. Each committee shall maintain records of its meetings and report its actions to the Trustees. The Trustees may rescind any action of any committee, but such rescission shall not have retroactive effect. The Trustees may delegate to any committee any of its powers, subject to the limitations of applicable law.

Section 2. MEETINGS AND ACTION OF COMMITTEES. Meetings and action of any committee shall be governed by and held and taken in accordance with the provisions of the Declaration of Trust and Article III of these Bylaws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Board and its members, except that the time of regular meetings of any committee may be determined either by the Board or by the committee. Special meetings of any committee may also be called by resolution of the Board, and notice of special meetings of any committee shall also be given to all alternate members who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

Section 3. EXECUTIVE COMMITTEE. The Trustees may elect from their own number an executive committee which shall have the power and duty to conduct the current and ordinary business of the Trust, including the purchase and sale of securities, while the Trustees are not in session, and such other powers and duties as the Trustees may from time to time delegate to such committee.

ARTICLE V
OFFICERS

Section 1. OFFICERS. The officers of the Trust shall be a president, a secretary, and a treasurer. The Trust may also have, at the discretion of the Board, one or more executive vice presidents, one or more vice presidents, one or more assistant vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Except for the offices of President and Secretary, any number of offices may be held by the same person. Any officer may be, but need not be, a Trustee or Shareholder.

Section 2. ELECTION OF OFFICERS. The officers of the Trust shall be chosen by the Board, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment. Except for the offices of President and Secretary, two or more offices may be held by a single person.

Section 3. SUBORDINATE OFFICERS. The Board may appoint and may empower the President to appoint such other officers as the business of the Trust may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

Section 4. REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board at any regular or special meeting of the Board, or by an officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Trust. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in such notice. Unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

Section 5. VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these Bylaws for regular appointment to that office.

Section 6. CHAIR OF THE BOARD. The Chair of the Board shall, if present, preside at meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned to the Chair by the Board or prescribed by these Bylaws. The Trustees may grant the title of Chair Emeritus to a Trustee who previously served as Chair of the Board.

Section 7. VICE CHAIR. The Trustees may appoint one of their number to be Vice Chair of the Board of Trustees. Any Vice Chair shall perform such duties as may be assigned to him or her from time to time by the Trustees.

Section 8. PRESIDENT. The President shall be the principal operating and executive officer of the Trust and shall, subject to the control of the Board, have general supervision, direction and control of the business, policies and officers of the Trust. The President or his or her designee shall preside at all meetings of the Shareholders, and he or she may appoint an officer to preside at such meetings in his or her absence. The President shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board or these Bylaws.

Section 9. EXECUTIVE VICE PRESIDENTS AND VICE PRESIDENTS. In the absence or disability of the President, the Executive Vice Presidents or Vice Presidents, if any, in order of their rank as fixed by the Board or if not ranked, an Executive Vice President or Vice President designated by the Board, shall perform all the duties of the President and when so acting shall have all powers of, and be subject to all the restrictions upon, the President. The Executive Vice Presidents or Vice Presidents, whichever the case may be, shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, these Bylaws, or the President.

Section 10. SECRETARY. The Secretary shall keep or cause to be kept at the principal executive office of the Trust or such other place as the Board may direct a book of minutes of all meetings and actions of Trustees, committees of Trustees and Shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at Trustees' meetings or committee meetings, the number of Shares present or represented at Shareholders' meetings, and the proceedings.

The Secretary shall cause to be kept at the principal executive office of the Trust or at the office of the Trust's administrator, transfer agent or registrar, as determined by resolution of the Board, a share register or a duplicate share register showing the names of all Shareholders and their addresses, the number, Series and Classes of Shares held by each, the number and date of certificates, if any, issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give or cause to be given notice of all meetings of the Shareholders and of the Board required by these Bylaws or by applicable law to be given and shall have such other powers and perform such other duties as may be prescribed by the Board or by these Bylaws.

Section 11. TREASURER. The Treasurer shall be the principal financial and accounting officer of the Trust and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Trust, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and Shares. The books of account shall at all reasonable times be open to inspection by any Trustee.

The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Trust with such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Trust as may be ordered by the Board, shall render to the President and Trustees, whenever they request it, an account of all of the Treasurer’s transactions as principal financial officer and of the financial condition of the Trust and shall have other powers and perform such other duties as may be prescribed by the Board or these Bylaws.

Section 12. CHIEF LEGAL OFFICER. The Chief Legal Officer, to the extent the Board may determine that such role shall exist rather than a qualified legal compliance committee, shall serve as Chief Legal Officer for the Trust, solely for purposes of complying with the attorney conduct rules (“Attorney Conduct Rules”) enacted by the Securities and Exchange Commission pursuant to Section 307 of the Sarbanes-Oxley Act of 2002 (the “Act”). The Chief Legal Officer shall have the authority to exercise all powers permitted to be exercised by a chief legal officer pursuant to Section 307 of the Act. The Chief Legal Officer, in his sole discretion, may delegate his responsibilities as Chief Legal Officer under the Attorney Conduct Rules to another attorney or firm of attorneys.

Section 13. CHIEF COMPLIANCE OFFICER. The Chief Compliance Officer shall be responsible for administering the Trust’s policies and procedures approved by the Board under Rule 38a-1 of the 1940 Act. Notwithstanding any other provision of these Bylaws, the designation, removal and compensation of Chief Compliance Officer are subject to Rule 38a-1 under the 1940 Act.

Section 14. COMPENSATION OF OFFICERS. Each officer may receive such compensation from the Trust for services and reimbursement for expenses as the Trustees may determine.

ARTICLE VI
RECORDS AND REPORTS

Section 1. MAINTENANCE AND INSPECTION OF SHARE REGISTER. The Trust shall keep at its offices or at the office of its transfer or other duly authorized agent, records of its Shareholders, which provide the names and addresses of all Shareholders and the number, Series and Classes, if any, of Shares held by each Shareholder. Such records may be inspected during the Trust’s regular business hours by any Shareholder, or its duly authorized representative, upon reasonable written demand to the Trust, made in good faith, for any proper purpose, describing with reasonable particularity the Shareholder’s purpose and the records he or she desires to inspect. A Shareholder that is otherwise eligible under applicable law to inspect the Trust’s Share register shall have no right to make such inspection if the Board determines that such Shareholder has an improper purpose for requesting such inspection.

Section 2. MAINTENANCE AND INSPECTION OF DECLARATION OF TRUST AND BYLAWS. The Trust shall keep at its offices the original or a copy of the Declaration of Trust and any amendments thereto and these Bylaws, as amended or restated from time to time, where they may be inspected during the Trust’s regular business hours by any Shareholder, or its duly authorized representative, upon reasonable written demand to the Trust, made in good faith, for any proper purpose, describing with reasonable particularity the Shareholder’s purpose and the records he or she desires to inspect.

Section 3. MAINTENANCE AND INSPECTION OF OTHER RECORDS. The accounting books and records and minutes of proceedings of the Shareholders, the Board, any committee of the Board or any advisory committee shall be kept at such place or places designated by the Board or, in the absence of such designation, at the offices of the Trust. The minutes and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

If information is requested by a Shareholder, the Board, or, in case the Board does not act, the President, any Vice President or the Secretary, shall establish reasonable standards governing, without limitation, the information and documents to be furnished and the time and the location, if appropriate, of furnishing such information and documents. Costs of providing such information and documents shall be borne by the requesting Shareholder. The Trust shall be entitled to reimbursement for its direct, out-of-pocket expenses incurred in declining unreasonable requests (in whole or in part) for information or documents.

The Board, or, in case the Board does not act, the President, any Vice President or the Secretary, may keep confidential from Shareholders for such period of time as the Board or such officer, as applicable, deems reasonable any information that the Board or such officer, as applicable, reasonably believes to be in the nature of trade secrets or other information that the Board or such officer, as the case may be, in good faith believes would not be in the best interests of the Trust to disclose or that could damage the Trust or its business or that the Trust is required by law or by agreement with a third party to keep confidential.

Section 4. INSPECTION BY SHAREHOLDERS. No Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law, by these Bylaws, or otherwise by the Trustees.

Section 5. INSPECTION BY TRUSTEES. Every Trustee shall have the absolute right during the Trust’s regular business hours to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

ARTICLE VII
DIVIDENDS

Section 1. DECLARATION OF DIVIDENDS. Dividends upon the Shares of beneficial interest of the Trust may, subject to the provisions of the Declaration of Trust, if any, be declared by the Board at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in Shares of the Trust.

Section 2. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Trust available for dividends such sum or sums as the Board may, from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, or for repairing or maintaining any property of the Trust, or for such other purpose as the Board shall deem to be in the best interests of the Trust, and the Board may abolish any such reserve in the manner in which it was created.

ARTICLE VIII
GENERAL MATTERS

Section 1. CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by the Board or as may be contracted to service providers.

Section 2. CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The Board, except as otherwise provided in these Bylaws or the Declaration of Trust, may authorize any officer or officers or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 3. CERTIFICATES FOR SHARES. No certificates for Shares of beneficial interest in any Series shall be issued except as the Board may otherwise determine from time to time. Should the Board authorize the issuance of such certificates, a certificate or certificates for Shares of beneficial interest in any Series of the Trust may be issued to a Shareholder upon the Shareholder’s request when such Shares are fully paid. All certificates shall be signed in the name of the Trust by the Chair of the Board or the President or Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of Shares and the Series and Class of Shares owned by the Shareholders. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Trust with the same effect as if such person were an officer, transfer agent or registrar at the date of issue. Notwithstanding the foregoing, the Trust may adopt and use a system of issuance, recordation and transfer of its Shares by electronic or other means.

Section 4. LOST CERTIFICATES. Except as provided in Section 3 of this Article VIII or this Section 4, no new certificates for Shares shall be issued to replace an old certificate unless the latter is surrendered to the Trust and cancelled at the same time. The Board may, in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board may require, including a provision for indemnification of the Trust secured by a bond or other adequate security sufficient to protect the Trust against any claim that may be made against it, including any expense or liability on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

Section 5. REPRESENTATION OF SHARES OF OTHER ENTITIES HELD BY TRUST. The Chair of the Board, the President or any Vice President or any other person authorized by resolution of the Board or by any of the foregoing designated officers, is authorized to vote or represent on behalf of the Trust any and all Shares of any corporation, partnership, trust, or other entity, foreign or domestic, standing in the name of the Trust. The authority granted may be exercised in person or by a proxy duly executed by such designated person.

Section 6. TRANSFER OF SHARES. Shares of the Trust shall be transferable only on the record books of the Trust by the person in whose name such Shares are registered, or by his or her duly authorized attorney or representative. In all cases of transfer by an attorney-in-fact, the original power of attorney, or an official copy thereof duly certified, shall be deposited and remain with the Trust, its transfer agent or other duly authorized agent. In case of transfers by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be presented to the Trust, transfer agent or other duly authorized agent, and may be required to be deposited and remain with the Trust, its transfer agent or other duly authorized agent. No transfer shall be made unless and until the certificate issued to the transferor, if any, shall be delivered to the Trust, its transfer agent or other duly authorized agent, properly endorsed.

Section 7. HOLDERS OF RECORD. The Trust shall be entitled to treat the holder of record of any share or Shares of the Trust as the owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or Shares on the part of any other person, whether or not the Trust shall have express or other notice thereof, except as may be otherwise expressly provided by law.

Section 8. FISCAL YEAR. The fiscal year of the Trust shall be established, re-established or changed from time to time by resolution of the Board.

Section 9. SEAL. The Trustees may adopt a seal for the Trust as the Trustees determine.

Section 10. REPORTS TO SHAREHOLDERS. The Trustees shall at least semi-annually submit to the Shareholders a written financial report of the transactions of the Trust, including financial statements which shall be certified at least annually by independent certified public accountants.

Section 11. DERIVATIVE ACTIONS. A Shareholder or Shareholders may bring a derivative action on behalf of the Trust only in accordance with the terms of this Section 11 of this Article VIII, in addition to any requirements applicable to shareholders of a Massachusetts business corporation that are not inconsistent with the terms of the Declaration of Trust or these Bylaws:

(a) The Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed and irreparable nonmonetary injury to the Trust or Series or Class that the plaintiff could not reasonably have prevented would otherwise result. For purposes of this Section 11(a) of this Article VIII, a demand on the Trustees shall only be deemed not likely to succeed if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “Independent Trustees” (defined for the purposes of this Section 11 as a trustee who is not an “Interested Person” as defined in the 1940 Act). Such demand shall be executed by or on behalf of no fewer than three complaining Shareholders, each of which shall be unaffiliated and unrelated (by blood or marriage) to any other complaining Shareholder executing such demand. Such demand shall contain a detailed description of the action or failure to act complained of, the facts upon which such allegation is made and the reasonably estimated damages or other relief sought.

(b) Unless a demand is not required under paragraph (a) of this Section 11, Shareholders eligible to bring such derivative action under any requirements applicable to shareholders of a Massachusetts business corporation that are not inconsistent with the terms of the Declaration of Trust or these Bylaws, who collectively hold Shares representing ten percent (10%) or more of the total combined net asset value of all Shares issued and outstanding or of the Series or Classes to which such action relates if it does not relate to all Series and Classes, shall join in the request for the Trustees to commence such action.

(c) Unless a demand is not required under paragraph (a) of this Section 11, the Trustees must be afforded a reasonable amount of time, which may be up to ninety (90) calendar days, to consider such Shareholder request and to investigate the basis of such claim. The Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request.

(d) For purposes of this Section 11, the Board of Trustees may designate a committee of two or more Trustees to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who are Independent Trustees. The Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request.

(e) If the demand has been properly made pursuant to this Section 11, and a majority of the Trustees, including a majority of the Independent Trustees, or, if a committee has been appointed, a majority of the members of such committee, have considered the merits of the claim and have determined that maintaining a suit would not be in the best interests of the Trust or the affected Series, as applicable, the demand shall be rejected, which decision shall be final and binding upon the Shareholders and judicially unreviewable, and the complaining Shareholders shall not be permitted to maintain a derivative action unless they first sustain the burden of proof to the court that the decision of the Trustees, or committee thereof, not to pursue the requested action was inconsistent with the standard required of the Trustees or committee under applicable law.

Section 12. SEVERABILITY. The provisions of these Bylaws are severable. If the Board of Trustees determines, with the advice of counsel, that any provision hereof conflicts with applicable provisions of the 1940 Act or other applicable laws and regulations, or the Declaration of Trust, the conflicting provision shall be deemed never to have constituted a part of these Bylaws; provided, however, that such determination shall not affect any of the remaining provisions of these Bylaws or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these Bylaws.

Section 13. HEADINGS. Headings are placed in these Bylaws for convenience of reference only. In case of any conflict, the text of these Bylaws, rather than the headings, shall control. Any principles of construction set forth in the Declaration of Trust also shall apply to these Bylaws.

ARTICLE IX
AMENDMENTS

Section 1. AMENDMENT. These Bylaws may be restated and/or amended at any time, without the approval of the Shareholders, by an instrument in writing signed by, or a resolution of, a majority of the then Board.

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